EXHIBIT 21

BAXTER INTERNATIONAL INC.

The following is a list of subsidiaries of Baxter International Inc. as of December 31, 2015, omitting some subsidiaries which, when considered in the aggregate, would not constitute a significant subsidiary. Where ownership of a subsidiary is less than 100% by Baxter International Inc. or a Baxter International Inc. subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiary	Incorporation
Baxter Colorado Holding Inc.	Colorado
Baxter Corporation Englewood	Colorado
Baxter Export Corporation	Nevada
Baxter Global Holdings II Inc.	Delaware
Baxter Healthcare Corporation	Delaware
Baxter Holding Services Company	Delaware
Baxter Holdings LLC	Delaware
Baxter Pharmaceutical Solutions LLC	Delaware
Baxter Sales and Distribution LLC	Delaware
Baxter World Trade Corporation	Delaware
Gambro Renal Products, Inc.	Colorado
GRP US Holding Corp.	Colorado
Laboratorios Baxter S.A.	Delaware
Synovis Life Technologies, Inc.	Minnesota
Synovis Micro Companies Alliance, Inc.	Minnesota

Foreign Subsidiary	Incorporation
Baxter Argentina S.A.	Argentina	99.98%
Baxter Healthcare Pty Ltd	Australia
Gambro Pty Ltd	Australia
Baxter Belgium SPRL	Belgium
Baxter Distribution Center Europe SA	Belgium
Baxter R and D Europe S.C.R.L.	Belgium
Baxter S.A.	Belgium
Baxter World Trade SPRL	Belgium
Baxter Hospitalar Ltda.	Brazil
Baxter Corporation	Canada
Baxter (China) Investment Co., Ltd	China
Baxter Healthcare (Guangzhou) Company Ltd	China	87.5%
Baxter Healthcare (Shanghai) Company Ltd	China
Baxter Healthcare (Suzhou) Company Ltd	China
Baxter Healthcare (Tianjin) Company Ltd.	China	70%
Baxter Healthcare Trading (Shanghai) Co., Ltd	China
Gambro Medical Sales (Shanghai) Co., Ltd	China
Baxter Productos Medicos, Ltda.	Costa Rica
Baxter S.A.S.	France
Gambro Industries SAS	France
Baxter Deutschland GmbH	Germany
Baxter Deutschland Holding GmbH	Germany
Baxter Oncology GmbH	Germany
Gambro Dialysatoren GmbH	Germany
Baxter (Hellas) EPE	Greece
Baxter de Guatemala, Sociedad Anonima	Guatemala
Medicina Corporativa de Dialisis SA	Guatemala

Foreign Subsidiary	Incorporation
Baxter Healthcare Limited	Hong Kong
Baxter (India) Private Limited	India
Baxter Shared Services & Competencies Limited	Ireland
Navillus Reinsurance Company Limited	Ireland
Baxter S.p.A.	Italy
Baxter World Trade Italy S.R.L.	Italy
Bieffe Medital S.p.A.	Italy
Gambro Dasco SpA	Italy
Baxter Holdings Limited	Japan
Baxter Limited	Japan
Baxter (Malta) Holding	Malta
Baxter (Malta) Trading Company Limited	Malta	99.99%
Baxter Holding Mexico, S. de R.L. de C.V.	Mexico
Baxter S.A. de C.V.	Mexico
Baxter Healthcare Limited	New Zealand
Baxter AS	Norway
Baxter Manufacturing Sp. z.o.o.	Poland
Baxter Polska sp Z.o.o.	Poland	76.27%
Baxter Medico Famaceutica, Lda.	Portugal	99.99%
Baxter Healthcare Asia PTE Ltd	Singapore
Baxter Pacific Investments Pte Ltd	Singapore
Baxter Incorporated	South Korea
Baxter S.L.	Spain
Baxter Holding AB	Sweden
Baxter Medical AB	Sweden
Gambro AB	Sweden
Gambro Lundia AB	Sweden
Indap Holding AB	Sweden
Baxter AG	Switzerland
Baxter Healthcare Holding GmbH	Switzerland
Baxter Healthcare SA	Switzerland
Sapa Prodotti Plastici Sagl	Switzerland
Baxter Healthcare Limited	Taiwan
Baxter Manufacturing (Thailand) Co., Ltd.	Thailand
Baxter B.V.	The Netherlands
Baxter Holding B.V.	The Netherlands
Baxter Netherlands Holding B.V.	The Netherlands
Bieffe Medital Nederland N.V.	The Netherlands
Eczacibasi-Baxter Hastane Unrunleri Sanayi ve Ticaret A.S.	Turkey	50%
Gambroturk Tibi Unrunler Saglik ve Ticaret Ltd Sti	Turkey
ApaTech Limited	United Kingdom
Baxter Healthcare (Holdings) Limited	United Kingdom
Baxter Healthcare Limited	United Kingdom
Baxter de Venezuela, C.A.	Venezuela